FIRM/AFFILIATE OFFICES ----------- BOSTON CHICAGO HOUSTON LOS ANGELES PALO ALTO WASHINGTON, D.C. WILMINGTON ----------- BEIJING BRUSSELS FRANKFURT HONG KONG LONDON MUNICH PARIS SÃO PAULO SEOUL SHANGHAI SINGAPORE TOKYO TORONTO Exhibit 5.1 SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP ONE MANHATTAN WEST NEW YORK, NY 10001 ________ TEL: (212) 735-3000 FAX: (212) 735-2000 www.skadden.com March 26, 2024 New Fortress Energy Inc. 111 W. 19th Street, 8th Floor New York, NY 10011 Re: New Fortress Energy Inc.—Registration Statement on Form S-3 Ladies and Gentlemen: We have acted as special United States counsel to New Fortress Energy Inc., a Delaware corporation (the “Company”), in connection with the resale by Ceiba Energy US LP, a Delaware limited partnership (the “Selling Securityholder”), of up to 2,064,517 shares (the “Resale Conversion Shares”) of the Company’s Class A common stock, par value $0.01 per share (the “Common Stock”), issuable upon conversion of the 4.8% Series A Convertible Preferred Stock of the Company, par value $0.01 per share (the “Series A Convertible Preferred Stock”), pursuant to the Certificate of Designations (as defined below), issued to Ceiba Energy Fundo de Investimento em Participações Multiestratégia - Investimento no Exterior (“Ceiba FIP”) pursuant to the Share Exchange Agreement (as defined below) and assigned thereafter by Ceiba FIP to the Selling Securityholder. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”). In rendering the opinion stated herein, we have examined and relied upon the following: (a) the registration statement on Form S-3 (File No. 333-277611) of the Company relating to Common Stock and other securities of the Company filed on March 1, 2024 with the Securities and Exchange Commission (the “Commission”) under the Securities Act allowing for delayed offerings

New Fortress Energy Inc. March 26, 2024 Page 2 pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act (the “Rules and Regulations”), including the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement being hereinafter referred to as the “Registration Statement”); (b) the prospectus, dated March 1, 2024 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement; (c) the prospectus supplement, dated March 26, 2024 (together with the Base Prospectus, the “Prospectus”), relating to the resale of the Resale Conversion Shares, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; (d) an executed copy of the Share Exchange Agreement, dated as of December 22, 2023 (the “Share Exchange Agreement”), by and among the Company, Ceiba FIP and Portocem Geração de Energia S.A.; (e) a copy of the Certificate of Designations, as filed with the Secretary of State of the State of Delaware on March 20, 2024 (the “Certificate of Designations”), designating the Series A Convertible Preferred Stock and certified pursuant to the Secretary’s Certificate; (f) an executed copy of a certificate of Cameron D. MacDougall, Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”); (g) a copy of the Company’s Certificate of Incorporation (the “Certificate of Incorporation”), certified by the Secretary of State of the State of Delaware as of March 26, 2024, and certified pursuant to the Secretary’s Certificate; (h) a copy of the Company’s bylaws, adopted as of August 3, 2020 and effective as of August 7, 2020 (the “Bylaws”), certified pursuant to the Secretary’s Certificate; (i) a copy of the Company’s Certificate of Conversion, filed with the Secretary of State of the State of Delaware on August 3, 2020, certified pursuant to the Secretary’s Certificate; (j) a copy of certain resolutions of the Board of Directors of New Fortress Energy LLC adopted on July 30, 2020, certified pursuant to the Secretary’s Certificate; and (k) a copy of certain resolutions of the Board of Directors of the Company adopted on August 7, 2020 and December 21, 2023, respectively, certified pursuant to the Secretary’s Certificate. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Selling Securityholder and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company, the Selling Securityholder and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below. In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies.

New Fortress Energy Inc. March 26, 2024 Page 3 As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and the Selling Securityholder and others and of public officials, including the facts and conclusions set forth in the Secretary’s Certificate and the factual representations and warranties contained in the Share Exchange Agreement. We have also assumed that the issuance of the Resale Conversion Shares does not violate or conflict with any agreement or instrument binding on the Company (except that we do not make this assumption with respect to the Certificate of Incorporation, Certificate of Designations, Bylaws and those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement or the Company’s Annual Report on Form 10-K for the year ended December 31, 2023). We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”). Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Resale Conversion Shares initially issuable upon conversion of the Series A Convertible Preferred Stock pursuant to the Certificate of Designations have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and, when issued upon conversion of the Series A Convertible Preferred Stock in accordance with the terms of the Certificate of Designations, will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that (i) the Company received in full the consideration for the Series A Convertible Preferred Stock set forth in the Share Exchange Agreement and the applicable resolutions of the Board of Directors of the Company approving the issuance of all such shares of Series A Convertible Preferred Stock and Resale Conversion Shares, (ii) each issuance of the Resale Conversion Shares will be registered in the Company’s share registry and (iii) the Conversion Price (as defined in the Certificate of Designations) will be at least equal to the par value of the Resale Conversion Shares at the time of conversion. We hereby consent to the reference to our firm under the heading “Legal Matters” in the Prospectus. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws. Very truly yours, /s/ Skadden, Arps, Slate, Meagher & Flom LLP MJS